                                                                    Exhibit 99.1



                   Tellium Reports First Quarter 2003 Results

First Quarter Results

o Cash position of $157.2 million at March 31, 2003; net cash burn was $13.8 million

o    Revenues of $10.1 million

o    Loss per basic and diluted share on a U.S. GAAP basis was $0.38

o    Loss per basic and diluted share on a pro forma cash basis was $0.09

o    Gross margins on a U.S. GAAP basis were 10%, and 48% on a pro forma basis

OCEANPORT, N.J., April 30, 2003 - Tellium, Inc. (Nasdaq: TELM), today reported its results for the first quarter ended March 31, 2003. On a U.S. GAAP basis, the company's net loss for the first quarter was approximately $37.4 million, or a loss of $0.38 per basic and diluted share. For the fourth quarter 2002, on a U.S. GAAP basis, the company's net loss was approximately $56.5 million, or a loss of $0.57 per basic and diluted share.

Excluding non-cash charges related to equity issuances, stock-based compensation expense, amortization, restructuring charges and impairment of long-lived assets, Tellium's pro forma net loss for the first quarter ended March 31, 2003 was approximately $8.6 million, or a loss of $0.09 per basic and diluted share, compared to a pro forma net loss of approximately $17.2 million, or $0.17 per basic and diluted share, during the fourth quarter of 2002. As of January 1, 2003, Tellium's pro forma results now include depreciation expense. For consistency, Tellium adjusted its pro forma net loss for the fourth quarter of 2002 to include depreciation expense. A reconciliation of net loss on a U.S. GAAP basis and on a pro forma basis is provided in a table immediately following the Pro Forma Consolidated Statement of Operations.

Revenues were approximately $10.1 million during the first quarter of 2003, compared with approximately $2.9 million in the fourth quarter of 2002. For the quarter ended March 31, 2003, gross profit on a U.S. GAAP basis was approximately $1.1 million, resulting in a gross margin of 10%. On a pro forma basis, gross profit was approximately $4.9 million, resulting in a gross margin of 48%. A reconciliation of gross profits and gross margins on a U.S. GAAP basis and on a pro forma basis is provided in a table immediately following the Pro Forma Consolidated Statement of Operations.

Tellium ended the first quarter of 2003 with approximately $157.2 million of cash on hand, which reflects a reduction in cash of approximately $13.8 million during the quarter. Tellium's reduction in cash was approximately $1.2 million less than the $15.0 million cash-burn that the company had projected in its earnings call on January 29, 2003.

Effective January 1, 2003, Tellium adopted SFAS No. 123, Accounting for Stock-Based Compensation. Tellium selected the prospective method of adoption described in SFAS No. 148, Accounting for Stock-Based Compensation Transition Disclosure. The application of SFAS No. 123 resulted in a non-cash charge of $18.4 million, which is included in stock-based compensation expense for the quarter ended March 31, 2003.

As a result of its business restructuring announced in January 2003, Tellium recorded a restructuring charge of approximately $6.7 million in the quarter ended March 31, 2003 associated with a workforce reduction and the consolidation of corporate facilities. This restructuring charge is included in the $7.4 million in charges related to restructuring and the impairment of long-lived assets.

"Through our aggressive actions to reduce operating costs, I believe we have achieved the first phase of our strategy - stability. Now, we are squarely focused on attaining growth and ultimately profitability," said Harry Carr, chairman of the board and chief executive officer of Tellium. "We are starting 2003 on the right note. We met or exceeded the guidance we provided in January, and our Aurora switches are in the process of being deployed in Cable & Wireless' global network. I am very proud of what the Tellium team has done to meet the challenges in this very difficult environment. I believe that we are well positioned for success."

Live Webcast Discussing First Quarter 2003 Results

Tellium management will discuss the company's first quarter results with investors and analysts on Wednesday, April 30, 2003, at 5:00 p.m. EDT. A live audio webcast of this discussion will be available via Tellium's home page at www.tellium.com. A replay of the webcast will be available for approximately two weeks on the Investor Relations page of Tellium's web site at investor.tellium.com.

About Tellium

Tellium delivers high-speed, high-capacity, intelligent core optical solutions that empower service providers around the world to create, run, control and optimize their networks. First in the world to provide in-service, intelligent optical switches, Tellium's Aurora(TM) Optical Switch(TM) family and the StarNet Software Suite together offer service providers a simple and cost-effective migration path to next-generation public networks.

For more information, visit Tellium's web site at www.tellium.com, or contact:

Investors
Jenniffer Collins
Tel:  +1 732-483-3112
Email:  JCollins@tellium.com

Media
Mike Deshaies
Tel:  +1 732-923-4160
Email:  mdeshaies@tellium.com

Certain matters discussed in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on current expectations, forecasts and assumptions of the company that involve risks and uncertainties. Forward-looking statements in this release include, but are not limited to, our ability to grow our business and become profitable, our expectation that Cable & Wireless will deploy our Aurora switches in its global network and purchase additional Aurora switches from us, our belief that we are well positioned for success, our ability to deliver better, faster and more cost-effective products to the marketplace, and all other statements that are not purely historical. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially including, without limitation, the risk that (1) we continue to incur significant losses in the future; (2) our limited operating history makes forecasting our future revenues and operating results difficult, which impairs our ability to manage our business; (3) we generate substantially all of our revenue from a limited number of customers; (4) we will not attract new customers; (5) customers fail to place orders for our products; (6) we are unable to reach commercially-acceptable contract terms with new customers; (7) our revenues and operating results vary significantly from quarter to quarter, causing the price of our common stock to decline; (8) the selling prices of our products declines; (9) significant non-cash charges will affect our future operating results, causing the price of our common stock to decline; (10) general economic conditions or conditions within our industry continue to worsen or improve more slowly than we expect; (11) we experience volatility in our stock price; (12) errors or defects in our products are found only after full deployment in a customer's network; (13) our products are unable to operate within customer networks; (14) our products fail to meet contract specifications or industry standards that may emerge; (15) the optical switching market fails to develop as we expect; (16) we fail to develop new and enhanced products; (17) we are unable to increase market awareness and sales of our products; (18) we are unable to comply with government regulation; (19) any disruption in our manufacturing relationships causes us to fail to meet customers' demands; and
(20) industry conditions and our workforce reductions impact product development and existing customer contracts.

These and other factors and other risks and uncertainties are discussed in the company's filings with the Securities and Exchange Commission, particularly the "Risk Factors" section of our annual and quarterly reports. The forward-looking statements in this press release are only made as of this date, and the company assumes no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Tellium, the Tellium logo, "Smarter, Faster Optical Networks", Aurora Optical Switch, StarNet Software Suite, and others are trademarks or registered trademarks of Tellium, Inc. in the United States and/or other countries. Other marks are the properties of their respective owners.

                    Tellium, Inc. Consolidated Balance Sheet
                             (amounts in thousands)

As of:                                                           12/31/2002          03/31/2003
                                                                 ------------       -------------
ASSETS                                                            (audited)          (unaudited)
CURRENT ASSETS:
     Cash and cash equivalents                                   $   171,019        $    157,178
     Accounts receivable, less allowance for doubtful accounts            13              10,070
     Inventories                                                      13,745              13,653
     Prepaid expenses and other current assets                         2,290               1,512
                                                                 ------------       -------------
     Total current assets                                            187,067             182,413
Property and equipment - net                                          40,533              33,843
Other assets                                                             754                 760
                                                                 ------------       -------------
TOTAL ASSETS                                                     $   228,354        $    217,016
                                                                 ============       =============

LIABILITIES, PREFERRED STOCK, AND
     STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
     Trade accounts payable                                      $     2,978        $      3,971
     Accrued expenses and other current liabilities                   21,923              25,519
     Current portion of notes payable                                      -                 540
     Current portion of capital lease obligations                         73                  74
     Bank line of credit                                               8,000               8,000
                                                                 ------------       -------------
     Total current liabilities                                        32,974              38,104

Long-term portion of notes payable                                       540                   -
Long-term portion of capital lease obligations                            52                  33
Other long-term liabilities                                              376                 277
                                                                 ------------       -------------
TOTAL LIABILITIES                                                     33,942              38,414
                                                                 ------------       -------------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
     Common stock, $0.001 par value, 900,000 shares authorized,
       116,494 issued and 114,044 legally outstanding as of
       12/31/02 116,828 issued and 114,378 legally outstanding
       as of 3/31/03                                                     116                 117
     Additional paid-in capital                                    1,008,592           1,022,667
     Accumulated deficit                                            (779,932)           (817,376)
     Deferred employee compensation                                  (20,424)            (12,866)
     Common stock in treasury, at cost                               (13,940)            (13,940)
                                                                 ------------       -------------
     Total stockholders' equity                                      194,412             178,602
                                                                 ------------       -------------
TOTAL LIABILITIES AND
     STOCKHOLDERS' EQUITY                                        $   228,354        $    217,016
                                                                 ============       =============

           Tellium, Inc. Reported Consolidated Statement of Operations
                  (amounts in thousands except per share data)

                                                                      Three months ended
                                                                  03/31/2002      12/31/2002       03/31/2003
                                                                  (unaudited)    (unaudited)       (unaudited)

REVENUE                                                         $    54,060   $       2,892   $       10,118
    Non-cash charges relating to equity issuances                     7,356          29,053                -
                                                                  ----------    ------------    -------------
REVENUE, net of non-cash charges relating to equity issuances        46,704         (26,161)          10,118

COST OF REVENUE                                                      31,246           5,573            9,063
                                                                  ----------    ------------    -------------

Gross profit                                                         15,458         (31,734)           1,055
                                                                  ----------    ------------    -------------

OPERATING EXPENSES:
    Research and devlopment, excluding stock based compensation      13,966           6,523            5,709
    Sales and marketing, excluding stock based compensation           7,155           1,802            2,199
    General and administrative, excluding stock based compensation    7,619           7,669            6,045
    Amortization of intangible assets                                 4,050             136                -
    Stock-based compensation expense                                 11,987           2,421           17,632
    Restructuring and impairment of long-lived assets                     -           7,096            7,392
                                                                  ----------    ------------    -------------

    Total operating expenses                                         44,777          25,647           38,977
                                                                  ----------    ------------    -------------

OPERATING LOSS                                                      (29,319)        (57,381)         (37,922)
                                                                  ----------    ------------    -------------

OTHER  (EXPENSE) INCOME:
    Other (expense) income                                              (56)            232               10
    Interest income - net                                               858             616              468
                                                                  ----------    ------------    -------------

    Total other income                                                  802             848              478
                                                                  ----------    ------------    -------------

NET LOSS                                                        $   (28,517)  $     (56,533)  $      (37,444)
                                                                  ==========    ============    =============


BASIC AND DILUTED LOSS PER SHARE1                               $     (0.27) $        (0.57) $         (0.38)
                                                                  ==========    ============    =============
                                                                                               $


BASIC AND DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING1              106,911          98,667           98,738
                                                                  ==========    ============    =============


STOCK-BASED COMPENSATION EXPENSE
    Cost of revenue                                             $       1,453  $          678  $         3,851
    Research and development                                            7,520             571            3,113
    Sales and marketing                                                 2,935           1,065            7,046
    General and administrative                                          1,532             785            7,473
                                                                  ------------    ------------    -------------

    Total stock-based compensation expense                      $      13,440  $        3,099  $        21,483
                                                                  ============    ============    =============

DEPRECIATION

    Cost of revenue                                             $       1,881  $        2,327  $         2,279
    Research and development                                            1,206           1,479            1,252
    Sales and marketing                                                   304              43               44
    General and administrative                                          2,131           1,779            1,461
                                                                  ------------    ------------    -------------

    Total depreciation                                          $       5,522  $        5,628  $         5,036
                                                                  ============    ============    =============

Notes

1 Reflects number of shares calculated pursuant to generally accepted accounting principles, which excludes approximately 10,680,995 vested shares of restricted stock transferred to treasury stock on July 26, 2002 pursuant to EITF Issue No. 00-23.

          Tellium, Inc. Pro Forma Consolidated Statement of Operations1
                  (amounts in thousands, except per share data)

                                                              Three months ended
                                                 03/31/2002       12/31/2002        03/31/2003
                                                 (unaudited)      (unaudited)       (unaudited)

REVENUE                                        $       54,060   $         2,892   $       10,118

COST OF REVENUE                                        29,793             4,895            5,212
                                                --------------  ----------------   --------------

Gross profit                                           24,267           (2,003)            4,906
                                                --------------  ----------------   --------------

OPERATING EXPENSES:
        Research and development                       13,966             6,523            5,709
        Sales and marketing                             7,155             1,802            2,199
        General and administrative                      7,619             7,669            6,045
                                                --------------  ----------------   --------------

        Total operating expenses                       28,740            15,994           13,953
                                                --------------  ----------------   --------------

OPERATING LOSS                                         (4,473)          (17,997)          (9,047)
                                                --------------  ----------------   --------------

OTHER INCOME:
        Other (expense ) income                           (56)              232               10
        Interest income -net                              858               616              468
                                                --------------  ----------------   --------------

        Total other income                                802               848              478
                                                --------------  ----------------   --------------

NET LOSS                                       $       (3,671)  $       (17,149)   $      (8,569)
                                                ==============  ================   ==============

BASIC AND DILUTED EARNINGS/(LOSS)
PER SHARE2                                     $        (0.03)  $         (0.17)   $       (0.09)

BASIC AND DILUTED WEIGHTED
AVERAGE SHARES OUTSTANDING2                           106,911            98,667           98,738


Notes
-----

1 All financial results reported in the Consolidated Statement of Operations excludes non-cash items including charges relating to equity issuances, stock-based compensation expense, and amortization, restructuring charges, and impairment of long-lived assets. A reconciliation of the non-GAAP measures to the most directly comparable GAAP measures is contained on the following page.

2 Reflects number of shares calculated pursuant to generally accepted accounting principles, which excludes approximately 10,680,995 vested shares of restricted stock transferred to treasury stock on July 26, 2002 pursuant to EITF Issue No. 00-23.

          Tellium, Inc. Reconciliation U.S. GAAP Financial Measures to
                          Non-GAAP Financial Measures
                             (amounts in thousands)

                                                                      Three months ended
                                                         03/31/2002       12/31/2002      03/31/2003
                                                         (unaudited)     (unaudited)     (unaudited)

NET LOSS - AS REPORTED                                 $     (28,517)   $    (56,533)  $      (37,444)
                                                        ==============   =============  ===============

NON CASH CHARGES

      Non-cash charges relating to equity issuances             7,356          29,053
                                                                                                     -
      Amortization of intangible assets                         4,050             136
                                                                                                     -
      Stock-based compensation expense                         13,440           3,099           21,483
      Restructuring and impairment of long-lived                                7,096
      assets                                                        -                            7,392
                                                        --------------   -------------  ---------------

      Total non cash charges                                   24,846          39,384           28,875
                                                        --------------   -------------  ---------------

NET LOSS - PRO FORMA1                                  $      (3,671)   $    (17,149)  $       (8,569)
                                                        ==============   =============  ===============

GROSS PROFIT  - AS REPORTED                            $       15,458   $    (31,734)  $         1,055
Gross margins as a percentage of revenue- as                      29%          -1097%              10%
reported

                                                        ==============   =============  ===============

NON CASH CHARGES

      Non-cash charges relating to equity issuances             7,356          29,053
                                                                                                     -
      Stock-based compensation expense                          1,453             678            3,851
                                                        --------------   -------------  ---------------

      Total non cash charges                                    8,809          29,731            3,851
                                                        --------------   -------------  ---------------

GROSS PROFIT - PRO FORMA                               $       24,267   $     (2,003)  $         4,906
Pro forma gross margins as a percentage of revenue                45%            -69%              48%
                                                        ==============   =============  ===============

                                    * * * * *

The pro forma financial statements report non-GAAP financial measures that exclude the impact of non-cash charges related to equity issuance and stock-based compensation, amortization of intangible assets and the charges associated with the restructuring and impairment of long-lived assets. Tellium's management believes that non-GAAP measures, presented with the U.S. GAAP financial measures, provide useful information to investors because they assist investors in better understanding the company's liquidity and cash position which enables them to better assess the company's quarterly operations. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting. Tellium's management recognizes that non-GAAP results are not a substitute for U.S. GAAP measures. However, the non-GAAP results are a helpful tool in assisting Tellium's management to better understand and manage its business. Tellium's management uses the non-GAAP financial measures as an alternative means for assessing quarterly operations results and projecting the ongoing costs of operations.

Notes
-----

1 As discussed above, pro forma net loss of approximately $11.5 million was originally reported for the three months ended December 31, 2002. These pro forma results excluded depreciation charges of approximately $5.6 million. As of January 1, 2003, we no longer exclude depreciation expense from our pro forma results. The pro forma loss of approximately $17.2 million in the presentation above has been revised to provide a comparison on a consistent basis.

                                       ###